UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2016

Jensyn Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 West Main Street, Suite 204, Freehold, New Jersey 07728
(Address of principal executive offices, including Zip Code)

(888) 536-7965

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(a)	On September 12, 2016, Jensyn Acquisition Corp. (the “Company”) received notification from Nasdaq that it was no longer in compliance with Nasdaq’s independent director and audit committee requirements as set forth in Listing Rule 5605. This rule requires that the Company’s Board of Directors be comprised of a majority of independent directors. The Company’s Board of Directors has been comprised of three independent directors and two non-independent directors, but the recent resignation of independent director Joseph Anastasio to focus on other professional and personal commitments resulted in an equal number of independent and non-independent directors of the Company. The rule also requires the Company to have at least three independent directors on the Board of Director’s Audit Committee. Mr. Anastasio’s resignation leaves the Audit Committee with only two independent directors.

The Nasdaq notification has no immediate effect on the listing of the Company’s common stock. Consistent with Listing Rules 5605(b)(1)(A) and 5605(c)(4), Nasdaq provides the Company a cure period in order to regain compliance as follows:

●	until the earlier of the Company’s next annual shareholders’ meeting or September 6, 2017; or

●	if the next annual shareholders’ meeting is held before March 6, 2017, then the Company must evidence compliance no later than March 6, 2017.

The Company plans to replace Mr. Anastasio and regain compliance with Rule 5605 by appointing another independent director within the cure period.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1	Nasdaq Notification Letter of Non-Compliance with Listing Rule dated September 12, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2016

Jensyn Acquisition Corp.

By:	/s/ Jeffrey J. Raymond
Jeffrey J. Raymond
President and Chief Executive Officer

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